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                                                                     EXHIBIT 7.8

                           AGREEMENT OF JOINT FILING

          Gerald R. Forsythe, Indeck Power Equipment Company and Indeck Energy Services, Inc. hereby agree that the Amendment No. 4 to the Schedule 13D to which this Agreement is attached as an exhibit may be filed on behalf of each such person.

Dated: April 7, 1998


                                        /s/ Gerald R. Forsythe
                                       ----------------------------------------
                                       Gerald R. Forsythe


                                       INDECK POWER EQUIPMENT COMPANY



                                        /s/ Gerald R. Forsythe
                                       ----------------------------------------
                                       By: Gerald R. Forsythe, Chairman and CEO


                                       INDECK ENERGY SERVICES, INC.



                                        /s/ Gerald R. Forsythe
                                       ----------------------------------------
                                       By: Gerald R. Forsythe, Chairman and CEO

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